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                                 Exhibit 21.1
                             List of Subsidiaries
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                                 Exhibit 21.1

                                 Subsidiaries


          Subsidiary                          Jurisdiction of Incorporation
          ----------                          -----------------------------

      Parsons Electric Co.                              Minnesota

      Eagle Electric Holdings, Inc.                     Minnesota

      * The Allison Company                             Georgia

      * Allison-Smith Company(1)                        Georgia

      * Henderson Electric Co. Inc.                     Kentucky

      * Eagle Electrical Systems, Inc.(2)               Ohio

      * Potter Electric Co., Inc.                       Nevada


* To be acquired concurrently with the closing of the Offering made hereby.
(1) Allison-Smith Company is the operating company and wholly-owned subsidiary of The Allison Company
(2) Eagle Electrical Systems, Inc. is the wholly-owned subsidiary of Henderson Electric Co., Inc.